Exhibit 99.1

Dated                     4 May 2016

(1)	MELCO LEISURE AND ENTERTAINMENT GROUP LIMITED

(2)	MELCO INTERNATIONAL DEVELOPMENT LIMITED

(3)	CROWN ASIA INVESTMENTS PTY. LTD.

(4)	CROWN RESORTS LIMITED

(5)	MELCO CROWN ENTERTAINMENT LIMITED (FORMERLY KNOWN AS MELCO PBL ENTERTAINMENT (MACAU) LIMITED)

SUPPLEMENTAL SHAREHOLDERS’ DEED

TO THE AMENDED AND RESTATED

SHAREHOLDERS’ DEED RELATING TO

MELCO CROWN ENTERTAINMENT LIMITED

(FORMERLY KNOWN AS MELCO PBL

ENTERTAINMENT (MACAU) LIMITED)

THIS SUPPLEMENTAL SHAREHOLDERS’ DEED is made the 4th day of May 2016

BETWEEN:

(1)	MELCO LEISURE AND ENTERTAINMENT GROUP LIMITED, a company incorporated under the laws of the British Virgin Islands of Akara Building, 24 De Castro Street, Wickhams Cay I, Road Town, Tortola, British Virgin Islands (“MelcoSub”);

(2)	MELCO INTERNATIONAL DEVELOPMENT LIMITED, a company incorporated under the laws of Hong Kong of 38th Floor, The Centrium, 60 Wyndham Street, Central, Hong Kong and whose shares are listed on the Main Board of The Stock Exchange of Hong Kong Limited (Stock Code: 200) (“Melco”);

(3)	CROWN ASIA INVESTMENTS PTY. LTD. (ACN 138 608 797) (formerly known as PBL Asia Investments Limited), a company incorporated under the laws of Australia of “Crown Towers”, Level 3, 8 Whiteman Street, Southbank VIC 3006, Australia (“CrownSub”);

(4)	CROWN RESORTS LIMITED (ACN 125 709 953) (formerly known as Crown Limited), a company incorporated under the laws of Victoria of “Crown Towers”, Level 3, 8 Whiteman St, Southbank VIC 3006, Australia and whose shares are listed on the Australian Securities Exchange (ASX: CWN) (“Crown”); and

(5)	MELCO CROWN ENTERTAINMENT LIMITED (formerly known as Melco PBL Entertainment (Macau) Limited), an exempted company incorporated under the laws of the Cayman Islands of Walker House, Mary Street, P O Box 908GT, George Town, Grand Cayman, Cayman Islands and whose shares are listed on the NASDAQ Global Select Market in the United States (NASDAQ: MPEL) (the “Company”)

WHEREAS

(A)	The parties hereto entered into an amended and restated shareholders’ deed relating to the Company dated 12 December 2007 (the “Shareholders’ Deed”).

(B)	The parties hereto have agreed to make certain amendments, as specified herein, to the Shareholders’ Deed and the Memorandum and Articles.

IT IS HEREBY AGREED AS FOLLOWS:

1.	INTERPRETATION

Terms and expressions defined in the Shareholders’ Deed shall, unless otherwise provided for herein or the context otherwise requires, have the same meanings when used herein.

2.	AMENDMENT OF SHAREHOLDERS’ DEED

The Shareholders’ Deed be and is hereby amended as follows:

(i)	by deleting clause 3.1 of the Shareholders’ Deed in its entirety and replacing it with the following new clause 3.1:

“3.1	Number of Directors and Independent Directors

(a)	Unless and until otherwise agreed by MelcoSub and CrownSub, the number of persons to be appointed to the Board (excluding for this purpose, alternate Directors) shall be up to nine, of whom four shall be independent non-executive Directors.

(b)	MelcoSub and CrownSub shall vote their Shares and exercise their other rights and powers in relation to the Company and the Directors respectively nominated for appointment by them, to ensure that the number of Directors shall not be increased above nine except in the circumstances contemplated by clause 3A.”;

(ii)	by deleting clause 3.2 of the Shareholders’ Deed in its entirety and replacing it with the following new clause 3.2:

“3.2	Appointment and Removal of Directors by Shareholders

MelcoSub may nominate up to 3 Directors from time to time and CrownSub may nominate up to 2 Directors from time to time. Each of MelcoSub and CrownSub shall vote in favour of the appointment of Directors nominated by the other to the Board and shall not vote in favour of the removal of any Director so nominated by the other unless agreed otherwise by both MelcoSub and CrownSub.”;

(iii)	by deleting clause 3.3 of the Shareholders’ Deed in its entirety and replacing it with the following new clause 3.3:

“3.3	Appointment and Removal of Chairman and Deputy Chairman

(a)	The Board shall have a Chairman and a Deputy Chairman. The Chairman shall be one of the Directors nominated for appointment by MelcoSub under clause 3.2, such person to be designated as Chairman by MelcoSub. The Deputy Chairman shall be one of the Directors nominated for appointment by CrownSub under clause 3.2, such person to be designated as Deputy Chairman by CrownSub.

(b)	CrownSub shall vote, and exercise its other rights and powers in relation to the Company and the Directors nominated for appointment by it, in favour of the appointment as Chairman of the Director designated by MelcoSub pursuant to clause 3.3(a). CrownSub shall not vote in favour of the removal of the person designated as Chairman by MelcoSub pursuant to clause 3.3(a).

(c)	MelcoSub shall vote, and exercise its other rights and powers in relation to the Company and the Directors nominated for appointment by it, in favour of the appointment as Deputy Chairman of the Director designated by CrownSub pursuant to clause 3.3(a). MelcoSub shall not vote in favour of the removal of the person designated as Deputy Chairman by CrownSub pursuant to clause 3.3(a).”;

(iv)	by adding the following new clause 3.4 of the Shareholders’ Deed, immediately after the new clause 3.3 set forth above:

“3.4	Independent Directors

(a)	The four independent non-executive Directors shall each be individuals having appropriate qualifications and experience commensurate with appointment as independent non-executive Directors of the Company and complying with the independence requirements of the Nasdaq Rules (as defined in the Memorandum and Articles).

(b)	Having regard to the jurisdictions and markets in which the Company operates, its US listing and regional operations, and to ensure a balance of appropriate skills and views represented on the Board, two independent non-executive Directors shall be individuals with particular experience in Hong Kong, Macau and Greater China and the remaining two independent non-executive Directors shall be individuals with particular experience in the US, Australasia and/or other developed Southeast Asian markets.

(c)	MelcoSub shall identify suitably qualified candidates with particular experience in Hong Kong, Macau and/or Greater China and may from time to time recommend up to 2 suitably qualified independent non-executive Directors for consideration and appointment in accordance with the Company’s corporate governance policies.

(d)	CrownSub shall identify suitably qualified candidates with particular experience in the US, Australasia and/or other developed Southeast Asian markets and may from time to time recommend up to 2 suitably qualified independent non-executive Directors for consideration and appointment in accordance with the Company’s corporate governance policies.

(e)	Assuming that the candidates recommended as independent non-executive Directors are put forth before the Board or a general meeting of the Company’s shareholders for consideration and appointment in accordance with the Company’s corporate governance policies, each of MelcoSub and CrownSub shall vote in favour of the appointment of the independent non-executive Directors recommended by the other and shall not vote in favour of the removal of any independent non-executive Director so recommended by the other unless agreed otherwise by both MelcoSub and CrownSub.”;

(v)	by adding the following new clause 3.5 immediately after the new clause 3.4 set forth above:

“3.5	Executive Director

(a)	For so long as MelcoSub (or its Affiliate) is the single largest Shareholder and clause 3A.1 does not apply (and unless MelcoSub and CrownSub otherwise agree):

(i)	the Board shall comprise one executive Director (who shall serve as Chief Executive Officer) and the remaining Directors shall be non-executives; and

(ii)	the executive Director (who shall serve as Chief Executive Officer) shall be one of the Directors nominated for appointment by MelcoSub.

(b)	MelcoSub and CrownSub shall vote, and exercise their respective other rights and powers in relation to the Company and the Directors respectively nominated for appointment by them, to give effect to the provisions of clause 3.5(a). MelcoSub and CrownSub shall not vote in favour of the removal of the person designated as executive Director and Chief Executive Officer by MelcoSub pursuant to clause 3.5(a), unless otherwise agreed by MelcoSub and CrownSub.”;

(vi)	by adding the following new clause 3A of the Shareholders’ Deed, immediately after the new clause 3.5 set forth above:

“3A	EQUALISATION OF SHAREHOLDINGS

3A.1	Reduction in MelcoSub shareholding or increase in CrownSub shareholding

If the shareholding of CrownSub (expressed as a percentage of the total number of Shares issued by the Company) is:

(a)	equal to or greater than the shareholding of MelcoSub (expressed as a percentage of the total number of Shares issued by the Company); or

(b)	not more than 1% below the shareholding of MelcoSub (expressed as a percentage of the total number of Shares issued by the Company),

then CrownSub may, from the time after the Memorandum and Articles are amended in accordance with clause 3A.3, nominate up to 3 Directors from time to time and clause 3.5 shall cease to have effect. For the purpose of calculating the shareholding of MelcoSub referred to in clauses 3A.1(a) and 3A.1(b), any Shares acquired by MelcoSub during the Moratorium Period (as defined in clause 7A.(a)) other than pursuant to an offer of new Shares by the Company complying with the requirements of clause 7A.(b) shall be excluded as part of the shareholding of MelcoSub (but included as part of the total number of Shares issued by the Company).

3A.2	Voting obligations

Each of MelcoSub and CrownSub:

(a)	shall vote in favour of the appointment of the Directors which they are respectively entitled to nominate to the Board (including the third Director entitled to be nominated by CrownSub where clause 3A.1 applies) and any replacement Directors which MelcoSub and CrownSub are respectively entitled to nominate to the Board; and

(b)	shall not vote in favour of the removal of any Director or replacement Director so nominated (including the third Director entitled to be nominated by CrownSub where clause 3A.1 applies) unless agreed otherwise by both CrownSub and MelcoSub.

3A.3	Amendment of Memorandum and Articles

(a)	In order to give effect to the right of CrownSub to nominate an additional Director in the circumstances where clause 3A.1 operates, it will be necessary to amend Article 91(1) of the Memorandum and Articles (as amended in accordance with clause 3 of this Deed) to increase the number of Directors referred to therein from “nine” to “ten”.

(b)	The Company will convene a meeting of members to consider and approve the amendment to the Memorandum and Articles, referred to in clause 3A.3(a), to be held within 2 months of receiving notice in writing from CrownSub requiring such amendment after the occurrence of a circumstance referred to in clause 3A.1 that gives rise to the right of CrownSub to nominate an additional Director.

(c)	MelcoSub and CrownSub shall vote their Shares, and exercise their other rights and powers in relation to the Company and procure that the Directors respectively nominated for appointment by them also exercise their powers as Directors, to ensure that the Memorandum and Articles are amended in the manner referred to in clause 3A.3(a) within the time specified in clause 3A.3(b).;

3A.4	Paramount provision

This clause 3A operates despite any other provision but is subject always to the fiduciary and legal duties of such Directors as recognised in clause 2.4(b).”;

(vii)	by adding the following new clause 3B of the Shareholders’ Deed, immediately after the new clause 3A set forth above:

“3B	Voting on fundamental matters

MelcoSub and CrownSub agree that they will ensure the Directors nominated by them to the Board will not vote in favour of the following resolutions of the Board unless agreed by both of MelcoSub and CrownSub:

(a)	a resolution for the Company to issue new Shares or other securities to any person unless both MelcoSub and CrownSub are offered the right to purchase a percentage of the new Shares or other securities proposed to be issued, such percentage to be equal to MelcoSub’s and CrownSub’s (as the case may be) respective percentage shareholding in the Company at the relevant time (subject to exceptions considered by the Board to be necessary or expedient to deal with fractional entitlements or rights of participants under any existing or approved employee incentive scheme);

(b)	a resolution for the Company or an Affiliate of the Company to acquire an asset or a business that will, or is likely to, or may reasonably be expected to, jeopardise any gaming licence held by the Company, MelcoSub, CrownSub or any of their respective Affiliates at that time.”; and

(viii)	by adding the following new clause 7A of the Shareholders’ Deed, immediately after clause 7:

“7A.	MORATORIUM ON FURTHER ACQUISTIONS OF SHARES

(a)	Subject to clause 7A(b), during the period from the date of completion of the proposed repurchase by the Company of 155 million Shares from CrownSub (“Crown Share Repurchase”) (which is expected to be on or around 6 May 2016), up to and including 31 December 2016 (the “Moratorium Period”), CrownSub and its Affiliates shall not, unless MelcoSub otherwise agrees, acquire, agree to acquire or offer to acquire any Shares or other securities of the Company (or any interest in any such Shares or other securities) in addition to those held by CrownSub immediately following completion of the Crown Share Repurchase.

(b)	Clause 7A(a) shall not apply in respect of Shares or other securities of the Company (or any interest in any such Shares or other securities) offered by the Company to CrownSub for acquisition pursuant to an issue of new Shares or other securities by the Company which is agreed by both MelcoSub and CrownSub under clause 3B(a) or which is excluded from the provisions of clause 3B(a) as a result of being a new issue of Shares or other securities in respect of which both MelcoSub and CrownSub are offered the right to purchase a percentage of the new Shares or other securities proposed to be issued, such percentage to be equal to MelcoSub’s and CrownSub’s (as the case may be) respective percentage shareholding in the Company at the relevant time.”.

3.	AMENDMENT OF MEMORANDUM AND ARTICLES

3.1	MelcoSub and CrownSub obligations

MelcoSub and CrownSub shall vote their Shares, and exercise their other rights and powers in relation to the Company and the Directors respectively nominated for appointment by them, to ensure that the Memorandum and Articles are amended within two months after the date of this Supplemental Shareholders’ Deed, as follows:

(i)	by deleting Article 91(1) of the Memorandum and Articles in its entirety and replacing it with the following new Article 91(1):

“(1)	The number of Directors shall be up to nine Directors. For so long as shares or ADSs are quoted on Nasdaq, the Directors shall include such number of Independent Directors as applicable law, rules or regulations or the Nasdaq Rules require.”;

(ii)	by deleting Article 91(5) of the Memorandum and Articles and replacing it with the following new Article 91(5):

“(5)	The Board of Directors shall have a Chairman of the Board of Directors (the “Chairman”) elected and appointed by a majority of the Directors then in office. The period for which the Chairman will hold office will also be determined by a majority of all the Directors then in office. The Chairman shall preside as chairman at every meeting of the Board of Directors. To the extent that the Chairman is not present at a meeting of the Board of Directors within 15 minutes after the time appointed for holding the same, the Deputy Chairman shall (if present) preside as chairman at that meeting, failing which the attending Directors may choose one of their number to be the chairman of the meeting.”;

(iii)	by adding the following new Article 91(6) of the Memorandum and Articles, immediately following the new Article 91(5) set forth above:

“(6)	The Board of Directors shall have a Deputy Chairman of the Board of Directors (the “Deputy Chairman”) elected and appointed by a majority of the Directors then in office. The period for which the Deputy Chairman will hold office will also be determined by a majority of all the Directors then in office. If the Chairman is not present at a meeting of the Board of Directors, the Deputy Chairman shall preside as chairman at that meeting. To the extent that neither the Chairman nor the Deputy Chairman is present at a meeting of the Board of Directors within 15 minutes after the time appointed for holding the same, the attending Directors may choose one of their number to be the chairman of the meeting.”;

(iv)	by renumbering existing Articles 91(6) and 91(7) as Articles 91(7) and 91(8), respectively; and

(v)	by deleting Article 71 of the Memorandum and Articles in its entirety and replacing it with the following new Article 71:

“71.	The Chairman (as defined in Article 91) of the Board of Directors shall preside as chairman at every general meeting of the Company. If the Chairman is not present within half an hour after the time appointed for holding of a meeting of Members or is unwilling to act as chairman, the Deputy Chairman (as defined in Article 91(6)) shall, if present at that meeting and willing to act, preside as chairman of that meeting.”.

3.2	Company to convene meeting of members

The Company will convene a meeting of members to consider and, if thought fit, approve the amendments to the Memorandum and Articles set forth in clause 3.1, such meeting to be held within 2 months after the date of this Supplemental Shareholders’ Deed.

4.	IMPLEMENTING PROVISIONS

(i)	CrownSub shall procure the resignation, with effect from the date of this Supplemental Shareholders’ Deed, of one Director nominated for appointment by CrownSub under the Shareholders’ Deed (reducing the number of Directors nominated for appointment by it from 3 to 2), on terms that such Director shall have no claim against the Company or any of its Affiliates for loss of office.

(ii)	CrownSub shall procure, with effect from the date of this Supplemental Shareholders’ Deed, that Mr James Packer shall vacate his position as Co-Chairman of the Board, but shall remain as a Director nominated for appointment by CrownSub, on terms that he shall have no claim against the Company or any of its Affiliates for ceasing to be Co-Chairman.

(iii)	Immediately following the Company’s Memorandum and Articles having been amended, as contemplated by clause 3 above:

(a)	Mr Ho, Lawrence Yau Lung shall be appointed as Chairman of the Board, designated by MelcoSub pursuant to clause 3.3(a) of the Shareholders’ Deed as amended by this Supplemental Shareholders’ Deed; and

(b)	Mr James Packer shall be appointed as Deputy Chairman of the Board, designated by CrownSub pursuant to clause 3.3(a) of the Shareholders’ Deed as amended by this Supplemental Shareholders’ Deed.

5.	MISCELLANEOUS

(i)	This Supplemental Shareholders’ Deed is supplemental to the Shareholders’ Deed and is an amendment of the Shareholders’ Deed for the purposes of clause 19.5(a) of the Shareholders’ Deed.

(ii)	This Supplemental Shareholders’ Deed, and the amendments made to the Shareholders’ Deed hereby, shall take effect on and from completion of the Crown Share Repurchase. If the Crown Share Repurchase is not completed, this Supplemental Shareholders’ Deed shall have no effect.

(iii)	Except as expressly amended or varied by this Supplemental Shareholders’ Deed, the Shareholders’ Deed shall remain in full force and effect in all respects.

(iv)	With effect from completion of the Crown Share Repurchase, each reference in the Shareholders’ Deed to “this Deed” shall, unless the context otherwise requires, be construed as a reference to the Shareholders’ Deed as varied by this Supplemental Shareholders’ Deed.

(v)	This Supplemental Shareholders’ Deed may be executed in any number of counterparts, each of which when executed shall constitute a duplicate original, but all the counterparts together shall constitute one Deed.

(vi)	This Supplemental Shareholders’ Deed shall be governed by and construed in accordance with the laws of Hong Kong.

IN WITNESS whereof this Supplemental Shareholders’ Deed was duly executed by or on behalf of the parties hereto the day and year first above written.

SIGNED AS A DEED by Melco Leisure and Entertainment Group Limited by:	(common seal)

/s/ Ho, Lawrence Yau Lung
Signature of director

Ho, Lawrence Yau Lung
Name of director

SEALED with the Common Seal of Melco International Development Limited and SIGNED by:	(common seal)

/s/ Ho, Lawrence Yau Lung	/s/ Leung Hoi Wai
Signature of director	Signature of secretary

Ho, Lawrence Yau Lung	Leung Hoi Wai
Name of director	Name of secretary

SIGNED AS A DEED by Crown Asia Investments Pty, Ltd. by:

/s/ Rowen Bruce Craigie	/s/ Michael James Neilson
Signature of director	Signature of director

Rowen Bruce Craigie	Michael James Neilson
Name of director	Name of director

SIGNED AS A DEED by Crown Resorts Limited by:

/s/ Rowen Bruce Craigie	/s/ Michael James Neilson
Signature of director	Signature of secretary

Rowen Bruce Craigie	Michael James Neilson
Name of director	Name of secretary

SIGNED AS A DEED by Melco Crown Entertainment Limited by:

/s/ Ho, Lawrence Yau Lung
Signature of director

Ho, Lawrence Yau Lung
Name of director